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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AAVID THERMAL TECHNOLOGIES, INC.

         Aavid Thermal Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the present name of the Corporation is Aavid Thermal Technologies, Inc., which is the name the Corporation was originally incorporated under and the original certificate of incorporation was filed with the Secretary of State of Delaware on October 8, 1993 and subsequently amended on February 2, 1996.

         SECOND: That by unanimous action of the board of directors of the Corporation (the "Board of Directors") effective as of February 2, 2000, resolutions were duly adopted setting forth a proposed amendment and restatement of the certificate of incorporation of said Corporation (the "Restated Certificate of Incorporation") and recommending that such Restated Certificate of Incorporation be approved by the sole stockholder.

         THIRD: That thereafter, by written consent in lieu of a special meeting of the sole stockholder of the Corporation pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the "DGCL"), stockholders of the Corporation having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted adopted a resolution approving the Restated Certificate of Incorporation.

         FOURTH: That this Restated Certificate of Incorporation restates and amends the Certificate of Incorporation, and has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

         FIFTH: That the text of the Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE 1.

                                      NAME

         The name of the Corporation is Aavid Thermal Technologies, Inc.

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                                   ARTICLE 2.

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the registered agent at such address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE 3.

                               PURPOSES AND POWERS

         The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                                   ARTICLE 4.

                                 CAPITALIZATION

         4.1 AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have authority to issue is three thousand (3,000) shares, consisting of (i) one thousand (1,000) shares of Class A Common Stock, each with a par value of $.0001 (the "Class A Common Stock"), (ii) one thousand (1,000) shares of Class B Common Stock, each with a par value of $.0001 (the "Class B Common Stock"), and (iii) one thousand (1,000) shares of Class H Common Stock, each with a par value of $.0001 (the "Class H Common Stock") (the Class A Common Stock, the Class B Common Stock and the Class H Common Stock being hereinafter collectively referred to as the "Common Stock").

         4.2 COMMON STOCK. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock of the
Corporation:

                  (a) DIVIDEND RIGHTS. Dividends may be declared and paid upon each class of the Common Stock upon the terms provided for below with respect to each such class solely in the discretion of the Board of
         Directors:

                           (1) Dividends on Class A Common. Dividends on the
                  Class A Common Stock may be declared and paid out of funds of the Corporation legally available therefor.

                           (2) Dividends on Class B Common. Dividends on the
                  Class B Common Stock may be declared and paid out of funds of the Corporation legally available therefor.

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                           (3) Dividends on Class H Common Stock. Dividends on
                  the Class H Common Stock may be declared and paid only out of the lesser of (i) funds of the Corporation legally available therefor and (ii) the Available Hardware Dividend Amount.

                           (4) Discrimination Between Classes of Common Stock.
                  The Board of Directors, subject to the provisions of Sections 4.2(a)(1), (a)(2), (a)(3), may in its sole discretion, declare and pay dividends exclusively on any class or classes of Common Stock in equal or unequal amounts, notwithstanding the amounts of funds available for dividends on each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

                           (5) Stock Dividends. Dividends payable in stock of
                  the Corporation may be paid only as follows: (A) dividends of Class A Common Stock may be paid only in shares of Class A Common Stock, (B) dividends of Class B Common Stock may be paid only in shares of Class B Common Stock, and (C) dividends of the Class H Common Stock may only be paid in shares of Class H Common Stock.

                  (b) EXCHANGE AND REDEMPTION. Shares of each class of Common Stock are subject to exchange or redemption, as the case may be, upon the terms provided below with respect to each such class; provided that no such class may be exchanged or redeemed in its entirety if all of the other classes have been, or are at the time being, exchanged or redeemed in their entirety:

                           (1) Exchange and Redemption of Class A Common Stock.

                           (A) At any time on or after the date on which the
                  Corporation has transferred all of its assets and liabilities to a wholly owned subsidiary of the Corporation (the "Corporate Subsidiary"), the Board of Directors may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Class A Common Stock shall be exchanged on an Exchange Date set forth in a notice to holders of Class A Common Stock pursuant to Section 4.2(b)(4), for all of the outstanding shares of common stock of the Corporate Subsidiary having substantially similar rights, qualifications, limitations and restrictions as the Class A Common Stock, on a pro rata basis, each of which shall, upon such issuance, be fully paid and nonassessable.

                           (B) After any Exchange Date for Class A Common Stock,
                  any share of Class A Common Stock that is issued on conversion or exercise of any Convertible Securities shall, to the extent of funds of the

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                  Corporation legally available therefor, immediately upon
                  issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Class A Common Stock, be redeemed for $.0001 in cash.

                           (2) Exchange and Redemption of Class B Common Stock.

                           (A) At any time on or after the date on which the
                  Corporation has transferred all of its assets and liabilities to a Corporate Subsidiary, the Board of Directors may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Class B Common Stock shall be exchanged on an Exchange Date set forth in a notice to holders of Class B Common Stock pursuant to Section 4.2(b)(4)(i), for all of the outstanding shares of common stock of the Corporate Subsidiary having substantially similar rights, qualifications, limitations and restrictions as the Class B Common Stock, on a pro rata basis, each of which shall, upon such issuance, be fully paid and nonassessable.

                           (B) After any Exchange Date for Class B Common Stock,
                  any share of Class B Common Stock that is issued on conversion or exercise of any Convertible Securities shall, to the extent of funds of the Corporation legally available therefor, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Class B Common Stock, be redeemed for $.0001 in cash.

                           (3) Exchange and Redemption of Class H Common Stock.

                           (A) In the event of the Disposition of Aavid
                  Thermalloy, LLC, a Delaware limited liability company ("Aavid Thermalloy") to any person, entity or group (other than (1) the holders of all outstanding shares of Class H Common Stock on a pro rata basis or (2) any person, entity or group in which the Corporation, directly or indirectly, owns a majority equity interest), the Corporation shall, on or prior to the first business day following the 60th day following the consummation of such Disposition, either:

                                    (1) subject to Section 4.2(a)(3) above,
                           declare and pay a dividend in cash and/or in securities or other property received as proceeds of such Disposition to the holders of Class H

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                           Common Stock in an amount equal to the Net Proceeds
                           of such Disposition; or

                                    (2) to the extent that there are funds of
                           the Corporation legally available therefor, redeem the number of whole shares of outstanding Class H Common Stock that has an aggregate average Market Value, during the ten-business day period beginning on the first business day following such consummation, closest to the value of the Net Proceeds of such Disposition, for cash and/or securities or other property received as proceeds of such Disposition in an amount equal to such Net Proceeds; or

                                    (3) exchange each outstanding share of Class
                           H Common Stock for a number of fully paid and nonassessable shares of Class A Common Stock or, if there are no shares of Class A Common Stock outstanding on the Exchange Date and shares of Class B Common Stock are then outstanding, of Class B Common Stock, equal to the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Class H Common Stock to the Market Value of one share of Class A Common Stock or one share of Class B Common Stock, as the case may be, during such ten-business day period.

                           (B) The Board of Directors may, by a majority vote of
                  the directors then in office, at any time after a dividend or redemption pursuant to clause (1) or (2), respectively, of
                  Section 4.2(b)(3)(A), declare that each of the remaining outstanding shares of Class H Common Stock shall be exchanged, on an Exchange Date set forth in a notice to holders of Class H Common Stock pursuant to Section 4.2(b)(4), for a number of fully paid and nonassessable shares of Class A Common Stock or, if there are no shares of Class A Common Stock outstanding on such Exchange Date and shares of Class B Common Stock are then outstanding, of Class B Common Stock, equal to the Market Value Ratio as of the fifth business day prior to the date such notice is mailed to such holders. For purposes of the preceding sentence, "Market Value Ratio", as of any date, shall mean the average ratio of H/X for the five-business day period ending on such date, where "H" is the Market Value of one share of Class H Common Stock and "X" is the Market Value of one share of Class A Common Stock or one share of Class B Common Stock, as the case may be.

                           (C) If at any time all of the Membership Interest
                  (and no other assets or liabilities) is held, directly or indirectly, by a wholly owned subsidiary of the Corporation (the "Aavid Thermalloy Subsidiary"), the Board of Directors may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Corporation

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                  legally available therefor, declare that all of the
                  outstanding shares of Class H Common Stock shall be exchanged on an Exchange Date set forth in a notice to holders of Class H Common Stock pursuant to Section 4.2(b)(4), for all of the outstanding shares of common stock of the Aavid Thermalloy Subsidiary, on a pro rata basis, each of which shall, upon such issuance, be fully paid and nonassessable.

                           (D) After any Exchange Date or Redemption Date on
                  which all outstanding Class H Common Stock was exchanged or redeemed, any share of Class H Common Stock that is issued on conversion or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Class H Common Stock:

                                    (1) in the event the then-outstanding Class
                           H Common Stock was exchanged for Class A Common Stock or Class B Common Stock on such Exchange Date pursuant to Section 4.2(b)(3)(A) or (B), be exchanged for the kind and amount of shares of capital stock and other securities and property that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any exchange by the Corporation of any of its capital stock for shares of any other capital stock of the Corporation would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the number of shares of capital stock of the Corporation and other securities and property he would have owned immediately following such action had such Convertible Security been converted immediately prior thereto; or

                                    (2) in the event the then-outstanding Class
                           H Common Stock was redeemed in whole pursuant to clause (2) of Section 4.2(b)(3)(A) or exchanged for common stock of the Aavid Thermalloy Subsidiary pursuant to Section 4.2(b)(3)(C), be redeemed, to the extent of funds of the Corporation legally available therefor, for $.0001 in cash.

                  The provisions of clause (1) of this Section 4.2(b)(3)(D) shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Securities.

                           (4) General Exchange and Redemption Provisions.

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                                    (A) In the event of any exchange or
                           redemption pursuant to this Section 4.2(b) (other than Section 4.2(b)(1)(B) or 4.2(b)(3)(D)), the
                           Corporation shall cause to be given to each holder of the class of Common Stock to be so exchanged or redeemed a notice stating (i) that shares of such class of Common Stock shall be exchanged or redeemed, as the case may be, (ii) the Exchange Date or the Redemption Date, (iii) in the event of a partial redemption of the Class H Common Stock pursuant to clause (2) of Section 4.2(b)(3)(A), the number of shares of Common Stock to be redeemed, (iv) the kind and amount of shares of capital stock or cash and/or securities or other property to be received by such holder with respect to each share of such class of Common Stock held by such holder, including details as to the calculation thereof, (v) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such capital stock or cash and/or securities or other property and (vi) that, subject to Section 4.2(b)(4)(D), dividends on such shares of Common Stock will cease to be paid as of such Exchange Date or Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Exchange Date or Redemption Date, as the case may be, and in any case to each holder of the class of Common Stock to be exchanged or redeemed, at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail such notice to any particular holder of such class of Common Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of such class of Common Stock.

                                    (B) If less than all of the outstanding
                           shares of Class H Common Stock are to be redeemed pursuant to clause (2) of Section 4.2(b)(3)(A) such shares shall be redeemed by the Corporation pro rata among the holders of such class of Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

                                    (C) The Corporation may issue or deliver
                           fractional shares of any class of capital stock or any fractional securities to any holder of any class of Common Stock upon any exchange, redemption, dividend or other distribution pursuant to this
                           Section 4.2(b), provided, however, that the Corporation shall not be required to issue fractional shares of Class H Common Stock including fractions calculated beyond four decimal places (.0001). If more than one share of any class of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to such holder upon any exchange, redemption, dividend or

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                           other distribution (including any fractions of shares
                           or securities). If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of any class of Common Stock is a fraction, the Corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth business day prior to the date such payment is to be made. For purposes of the preceding sentence, "fair market value" of any fraction shall be (i) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and
                           (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

                                    (D) No adjustments in respect of dividends
                           shall be made upon the exchange or redemption of any shares of any class of Common Stock; provided, however, that if the Exchange Date or Redemption Date with respect to any class of Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of such class of Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange or redemption of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

                                    (E) Before any holder of shares of any class
                           of Common Stock shall be entitled to receive certificates representing shares of any capital stock or cash and/or securities or other property to be received by such holder with respect to such shares of such class of Common Stock pursuant to this
                           Section 4.2, such holder shall surrender at such office as the Corporation shall specify certificates for such shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing such shares of such class of Common Stock deliver to the person for whose account such shares of such class of Common Stock were so surrendered, or to his nominee or nominees, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which he shall be entitled as aforesaid, together with any fractional payment contemplated by Section 4.2(b)(4)(C). If less than all of the shares of any class of Common Stock, represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such class of Common Stock not redeemed.

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                                    (F) From and after any applicable Exchange
                           Date or Redemption Date, all rights of a holder of shares of any class of Common Stock that were exchanged or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were exchanged or redeemed, together with any fractional payment contemplated by Section 4.2(b)(4)(C) and rights to dividends as provided in Section 4.2(b)(4)(D). No holder of a certificate, that immediately prior to the applicable Exchange Date for any class of Common Stock represented shares of such class of Common Stock, shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into which such class of Common Stock was exchanged until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date for any class of Common Stock, the Corporation shall, however, be entitled to treat the certificates for such class of Common Stock that have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of such class of Common Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

                                    (G) The Corporation will pay any and all
                           documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock on exchange of shares of any class of Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of the class of Common Stock so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                  (c) VOTING RIGHTS.

                           (1) All rights to vote and all voting power shall be
                  vested exclusively in the holders of Common Stock, voting together as a single class,

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                  except as otherwise expressly provided in this Certificate of
                  Incorporation or as otherwise expressly required by applicable law.

                           (2) The Class B Common Stock shall be entitled to
                  elect at least two directors or such greater number as is established pursuant to the Corporation's Bylaws (the "Class B Directors") and the Class A Common Stock and the Class H Common Stock, voting together as a single class, shall be entitled to elect the number of directors established pursuant to the Corporation's Bylaws (the "Class A Directors"). At each meeting of the stockholders of the Corporation, each holder of each class of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation, except in connection with the election of directors, in which case only the holders of Class A Common Stock and the Class H Common Stock shall be entitled to vote in person or by proxy for the Class A Directors and only the holders of Class B Common Stock shall be entitled to vote in person or by proxy for the Class B Directors.

                           (3) No stockholder shall be entitled to exercise any
                  right of cumulative voting.

                           (4) Unless the vote or consent of a greater number of
                  shares shall then be required by law, the vote or consent of the holders of a majority of all of the shares of any class of Common Stock then outstanding, voting as a separate class, shall be necessary for authorizing, effecting or validating the merger or consolidation of the Corporation into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of such class of Common Stock either directly by amendment of this Restated Certificate of Incorporation or indirectly by requiring the holders of such class to accept or retain, in such merger or consolidation, anything other than (i) shares of such class or
                  (ii) shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of such class prior to such merger or consolidation.

                           (5) Unless the vote or consent of a greater number of
                  shares shall then be required by law, the vote or consent of the holders of at least 66 2/3% of all of the shares of Class H Common Stock then outstanding, voting as a separate class, shall be necessary for:

                                    (A) the declaration or payment of any
                           dividend on, or the making of any other payment or distribution with respect to any shares of any other class of Common Stock, if such dividend, payment or distribution is to be made with proceeds from the Disposition of Aavid Thermalloy; or

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                                    (B) the use, or reservation for use, of any
                           proceeds from the Disposition of Aavid Thermalloy, or any of the properties and assets acquired with such proceeds, in any business of the Corporation other than a business operated by Aavid Thermalloy or its successors; provided such vote shall not be required if such proceeds are loaned at a rate or rates representative of actual borrowings and short-term investments by the Corporation.

                           (6) The number of authorized shares of any class of
                  Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of Common Stock having a majority of the votes entitled to be cast by the holders of all classes of Common Stock, voting together and without a separate vote of the holders of any class.

         (d) LIQUIDATION RIGHTS. In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of each class of Common Stock shall be entitled to receive a fraction of the funds of the Corporation remaining for distribution to its stockholders, where such fraction is equal to the average ratio of x/y for the five-business day period ending on the business day prior to the date of the public announcement, where "x" is the Market Capitalization of such class of Common Stock, and "y" is the aggregate Market Capitalization of all classes of Common Stock. For purposes of the preceding sentence, "Market Capitalization" of any class of Common Stock on any day shall mean the product of (i) the Market Value of such class of Common Stock on such day multiplied by (ii) the number of shares of such class of Common Stock outstanding on such day. For purposes of this Section 4.2(d), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other Persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (e) DEFINITIONS. As used in this Article IV, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

         "Available Hardware Dividend Amount", on any date, shall mean either
(a) the excess of the fair market value of the Membership Interest over the sum of the aggregate par value of all outstanding Class H Common Stock, or (b) in case there shall be no such amount, an amount equal to Hardware Net Income (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

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

         "Convertible Securities" shall mean any securities of the Corporation that are convertible into or evidence the right to purchase any shares of any class of Common Stock, pursuant to anti-dilution provisions of such securities or otherwise.

         "Corporate Subsidiary" shall have the meaning set forth in Section 4.2(b)(1)(A).

         "Disposition of Aavid Thermalloy" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets, in one transaction or a series of related transactions, by the Corporation, constituting all or at least 80% of the Membership Interest (other than in connection with the disposition by the Corporation of all of its properties and assets in one transaction). In the case of a Disposition of Aavid Thermalloy in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

         "Exchange Date" shall mean any date fixed for an exchange of shares of any class of Common Stock, as set forth in a notice to holders of such class of Common Stock pursuant to Section 4.2(b)(4)(A).

         "Hardware Net Income" shall mean the net income or loss of the Corporation arising from the Membership Interest determined in accordance with generally accepted accounting principles, on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

         A "majority" or other proportion of shares of Common Stock, Class A Common Stock, Class B Common Stock or Class H Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock, Class B Common Stock or Class H Common Stock, as applicable, are entitled.

         "Market Value" of any class of capital stock of the Corporation on any business day shall mean the average of the high and low reported sales prices regular way of a share of such class on such business day or in case no such reported sale takes place on such business day the average of the reported closing bid and asked prices regular way of a share of such class on such business day, in either case on the New York Stock Exchange Composite Tape, or if the shares of such class are not listed or admitted to trading on such Exchange on such business day, on the principal national securities exchange in the United States on which the shares of such class are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange on such business day, on the National Association of Securities Dealers Automated Quotations National Market system, or if the shares of such class are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such business day, the average of the closing bid and asked prices of a share of such class in the over-the-counter market on such business day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such business day, the market value of a share of such class as determined by the Board of Directors; provided that (i) for purposes of determining the ratios set forth in Sections 4.2(b)(3)(A), 4.2(b)(3)(B) and 4.2(d), the "Market Value" of any share of any class of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such class of Common Stock (other than a regular quarterly cash dividend or a dividend or distribution in shares of such class of Common Stock) shall be reduced by the fair market value of the per share amount of such dividend or distribution and (ii) for purposes of determining the ratios set forth in Sections 4.2(b)(3)(A), 4.2(b)(3)(B) and 4.2(d), the "Market Value" of any share of any class of Common Stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of Common Stock or
(B) the "ex" date or any similar date for any dividend or distribution with respect to either such class of Common Stock in shares of such class of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution. For the purposes of the foregoing clause (i) the Board of Directors shall determine the fair market value of any dividend or distribution. In any such determination of Market Value by the Board of Directors, the Market Value of the Class H Common Stock shall not exceed the fair market value of the Membership Interest.

         "Membership Interest" shall mean the Corporation's indirect or directly owned common membership interest in Aavid Thermalloy owned as of the close of business on February 2, 2000, together with any additional membership interest acquired by the Corporation after February 2, 2000 in respect of or in exchange for any or all of such common membership interest, and any additional membership interest acquired by the Corporation after February 2, 2000 with the proceeds of sales of Class H Common Stock after February 2, 2000.

         "Net Proceeds", as of any date, from any Disposition of Aavid Thermalloy shall mean an amount, if any, equal to the gross proceeds of such disposition after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation in respect of such disposition, (ii) any taxes payable by the Corporation in respect of any dividend or redemption pursuant to clause (1) or (2), respectively, of Section 4.2(b)(3)(A), (iii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iv) any liabilities (contingent or otherwise) of, or allocated to, the Membership Interest including, without limitation, any indemnity obligations incurred in connection with the disposition. For purposes of this definition, any properties and assets of Aavid Thermalloy remaining after such disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any disposition include any securities or other property other than cash, the Board of Directors shall determine in its discretion the value of such securities or property.

         "Person" shall mean any individual, firm, corporation or other entity.

                  "Redemption Date" shall mean any date fixed for a redemption of shares of any class of Common Stock, as set forth in a notice to holders of such class of Common Stock pursuant to Section 4.2(b)(4)(A).

                  (f) DETERMINATIONS BY THE BOARD OF DIRECTORS. Any determinations made by the Board of Directors of the corporation under any provision in this Articles IV shall be final and binding on all stockholders of the Corporation in the absence of fraud.

                  (g) AMENDMENTS. Except as otherwise provided by law, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of any class of Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock voting together as a single class as provided in this Certificate of Incorporation. Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Common Stock.

                  (h) RECLASSIFICATION. Immediately upon the effectiveness of this Certificate of Incorporation, each share of common stock of the Corporation, par value $.01 per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as (i) ninety-four one hundredths (.94) of a share of Class A Common Stock, (ii) one share of Class B Common Stock, and (iii) four one hundredths (.04) of a share of Class H Common Stock. Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $.01 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Common Stock to which such holder is entitled as a result of the changes in the common stock effected by the preceding sentence (the "Reclassification"). Until surrendered and exchanged in accordance herewith, each certificate that, immediately prior to such effectiveness, represented common stock shall represent the number of shares of Common Stock to which the holder is entitled as a result of the Reclassification.

         4.3 RECORD HOLDERS. The Corporation shall be entitled to treat the Person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE 5.

                                    DIRECTORS

         Each of the Class B Directors shall have four votes with respect to all matters requiring approval or action by the Corporation's Board of Directors or any committee of the Corporation's Board of Directors of which such Class B Director is a member. Each of the Class A Directors, if any, shall have one vote with respect to all matters requiring approval or action by the Corporation's Board of Directors or any committee of the Corporation's Board of Directors of which such Class A Director is a member.

                                   ARTICLE 6.

                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to make, alter or repeal Bylaws.

                                   ARTICLE 7.

                       LIMITATIONS OF DIRECTORS' LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 7 shall not adversely affect any right or protection of a director under this Article 7 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 7, prior to such repeal or modification.

                                   ARTICLE 8.

                                 INDEMNIFICATION

         The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives ) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article 8 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article to the directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE 9.

                          RESERVATION OF POWER TO AMEND

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, as from time to time amended, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 9.

                                   ARTICLE 10.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

         The Corporation shall have authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

                                   ARTICLE 11.

                            COMPROMISE WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         IN WITNESS WHEREOF, AAVID THERMAL TECHNOLOGIES, INC. has caused this Restated Certificate of Incorporation to be signed by an authorized officer of the Corporation this 2nd February, 2000.


                              By: /s/ BHARATAN R. PATEL
                                  ----------------------------------------------
                              Name: Bharatan R. Patel
                              Title: Chief Executive Officer and President

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